Exhibit 99.01

Versant Contact:

Jerry Wong

Chief Financial Officer

Versant Corporation

1-800-VERSANT

650-232-2400

Versant Announces Record Quarterly Net Income of $2.7 Million

Quarterly revenues grow 20% over last year

Quarterly diluted net income per share of $0.70

Redwood City, California, August 26, 2008 - Versant Corporation (NASDAQ:VSNT), an industry leader in specialized data management, today announced its financial results for the third fiscal quarter ended July 31, 2008.

For the quarter, Versant reported revenues of $6.3 million from its continuing operations, compared to $5.2 million for the comparable period last year, representing an increase of approximately 20%. This increase was driven primarily by license revenues, which grew by approximately 35% from $2.9 million in the third quarter of 2007 to $3.9 million in the third quarter of 2008.  Two telecommunications customers contributed approximately 33% of total revenues (and approximately 48% of license revenues) in the third quarter of 2008.

European revenue for the quarter was approximately 69% of total revenue, which was higher than recent quarters.  Due to such distribution of revenue, and the increase in the value of the euro to the dollar compared to the same period in fiscal 2007, approximately 58% of Versant’s revenue growth in the third quarter of 2008 was due to currency changes.

Net income for the quarter was $2.7 million and diluted net income per share was $0.70, compared to net income of $1.9 million and diluted net income per share of $0.52 for the third quarter of fiscal 2007.

Versant also reported an increase in cash and cash equivalents of approximately $2.1 million during the quarter, resulting in a cash and cash equivalents balance of approximately $27.4 million at July 31, 2008.

“We are very satisfied with the results in our third fiscal quarter, which established another record quarterly net income milestone for the Company”, said Jochen Witte, CEO of Versant Corporation. “However, due to the strengthening of the U.S. dollar and the difficult economic environment in the U.S. and Europe, achieving our future goals will become more challenging.”

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management software, which helps companies to handle complex information in environments that have high performance and high availability requirements. Using the Versant Object Database, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge. Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as Ericsson, Verizon, Sagem, US Government, and Financial Times.  For more information, call 650-232-2400 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include the statements in this press release regarding our future operating results, current expectations regarding US Dollar / Euro exchange rate and the economic environments in the U.S. and Europe. Investors are cautioned that any such forward-looking statements are not guarantees of Versant’s future performance or other matters and involve significant risks and uncertainties.  There are many important factors and risks that could cause our actual results to differ materially from those anticipated in the forward-looking statements. These factors, risks and uncertainties include, without limitation: our inability to achieve revenue expectations or projected net income levels as a result of delays in the sales cycle for our products and services or failures to close key sales transactions; changing market demands or perceptions of our products and technologies; failure to develop new customers; the fact that our results of operations are highly dependent on sales of our Versant Object Database product; the performance of our resellers; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; the timing of larger customer transactions, which may tend to result in significant variations in quarterly revenues and operating results; potential reductions in the prices we charge for our products and services due to competitive conditions; recent adverse changes in general economic conditions in the U.S. and abroad that may reduce our customers’ revenues and profits and thus may disincent certain customers from making strategic capital purchase decisions for products and services such as those offered by Versant; changes in currency exchange rates; and the Company’s ability to successfully manage its costs and operations and maintain adequate working capital.  The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2007, its reports on Form 10-Q and its reports on Form 8-K.

Versant is a registered trademark or trademark of Versant Corporation in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the call are as follows:

Date:	Tuesday, August 26, 2008
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number US:	1-800-762-8908
International:	1-480-629-9041
Conference ID:	3912848
Internet Simulcast*:	http://viavid.net/dce.aspx?sid=00005588

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call Versant Corporation at (650) 232-2416.

A replay of the conference call will be available until September 2, 2008.

Replay number US:	1-800-406-7325
International Replay number:	1-303-590-3030
Replay Pass Code**:	3912848

** Enter the playback pass code to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	July 31,	October 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$27,407	$19,086
Trade accounts receivable, net of allowance for doubtful accounts of $72 and $68 at July 31, 2008 and October 31, 2007, respectively	3,511	2,330
Other current assets	797	506
Total current assets	31,715	21,922

Property and equipment, net	787	835
Goodwill	6,720	6,720
Intangible assets, net	645	881
Other assets	201	108
Total assets	$40,068	$30,466

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$363	$157
Accrued liabilities	2,663	2,756
Deferred revenues	3,933	3,707
Deferred rent	14	7
Total current liabilities	6,973	6,627

Deferred revenues	456	641
Deferred rent	19	29
Other long-term liabilities	53	4
Total liabilities	7,501	7,301

Stockholders’ equity:
Common stock, no par value, 7,500,000 shares authorized, 3,745,547 and 3,671,924 shares issued and outstanding as of July 31, 2008 and October 31, 2007, respectively	97,406	96,004
Accumulated other comprehensive income, net	2,140	1,346
Accumulated deficit	(66,979)	(74,185)
Total stockholders’ equity	32,567	23,165
Total liabilities and stockholders’ equity	$40,068	$30,466

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 31,	July 31,	July 31,	July 31,
	2008	2007	2008	2007

Revenues:
License	$3,943	$2,925	$12,330	$9,373
Maintenance	2,305	2,225	6,764	6,019
Professional services	52	98	211	197
Total revenues	6,300	5,248	19,305	15,589

Cost of revenues:
License	75	73	233	215
Amortization of intangible assets	79	79	237	237
Maintenance	354	377	1,103	1,153
Professional services	18	33	74	93
Total cost of revenues	526	562	1,647	1,698

Gross profit	5,774	4,686	17,658	13,891

Operating expenses:
Sales and marketing	898	877	2,696	2,511
Research and development	1,003	785	3,159	2,497
General and administrative	1,181	1,039	4,244	3,342
Total operating expenses	3,082	2,701	10,099	8,350

Income from operations	2,692	1,985	7,559	5,541
Interest and other income, net	261	116	591	358
Income from continuing operations before taxes	2,953	2,101	8,150	5,899
Provision for income taxes	295	228	992	585
Net income from continuing operations	2,658	1,873	7,158	5,314
Net income from discontinued operations, net of income taxes	—	61	98	232
Net income	$2,658	$1,934	$7,256	$5,546

Basic income per share:
Net income from continuing operations	$0.71	$0.51	$1.93	$1.47
Earnings from discontinued operations, net of income tax	$—	$0.02	$0.03	$0.06
Net income per share, basic	$0.71	$0.53	$1.96	$1.53

Diluted income per share:
Net income from continuing operations	$0.70	$0.50	$1.89	$1.44
Earnings from discontinued operations, net of income tax	$—	$0.02	$0.03	$0.06
Net income per share, diluted	$0.70	$0.52	$1.92	$1.50

Shares used in per share calculation:
Basic	3,729	3,648	3,704	3,624
Diluted	3,806	3,734	3,781	3,696

Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$14	$16	$42	$45
Sales and marketing	$51	$24	$153	$64
Research and development	$43	$9	$124	$28
General and administrative	$119	$52	$308	$133